UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	November 3, 2005

EGL, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

000-27288 76-0094895
(Commission File Number) (IRS Employer Identification No.)

15350 Vickery Drive, Houston, Texas 77032
(Address of Principal Executive Offices) (Zip Code)

(281) 618-3100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition.

On November 3, 2005, EGL, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended September 30, 2005. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In addition to financial results determined in accordance with generally accepted accounting principles (GAAP), the attached press release includes information on the Company’s “free cash flow” for the nine months ended September 30, 2005, which is defined as net cash flow from operating activities less capital expenditures.  Free cash flow is a non-GAAP measure as defined in Regulation G of the Securities and Exchange Commission.  The following is a reconciliation of free cash flow for the nine months ended September 30, 2005 to net cash flow from operating activities for the same period, which management believes is the most directly comparable GAAP measures:

Nine Months Ended September 30, 2005 (in millions)
Net cash flow from operating activities	$ 170
Less capital expenditures	$ 33
Free cash flow	$ 137

Management believes that free cash flow provides useful information on the Company’s ability to fund continued growth with internally generated funds.  Free cash flow should be considered in addition to, not as a substitute for, or superior to, net cash flow from operating activities or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

All of the information furnished in this Current Report on Form 8-K and the accompanying exhibit will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Item 9.01

Financial Statements and Exhibits.

(c)    Exhibits

99.1

Press release, dated November 3, 2005, reporting financial results of EGL, Inc. for the quarter ended September 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 3, 2005

EGL, INC.

By:

/s/ Elijio V. Serrano

Elijio V. Serrano

Chief Financial Officer